Camden National Corporation Announces Special Cash Dividend of $0.50 per Common Share

CAMDEN, Maine, Nov. 29, 2011 /PRNewswire/ -- On November 29, 2011, the board of directors of Camden National Corporation (NASDAQ: CAC; the "Company") declared a special cash dividend of $0.50 per common share payable on December 30, 2011, to shareholders of record on December 16, 2011. Gregory A. Dufour, president and chief executive officer of Camden National Corporation, reported, "The board is pleased to announce this special cash dividend. We are able to pay this one-time special dividend due to the Company's consistent profits and capital growth. This dividend, combined with our 2011 stock buyback program, demonstrates our commitment to maximizing shareholder return."

About Camden National Corporation

Camden National Corporation, headquartered in Camden, Maine, is the holding company employing more than 400 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 38 banking offices throughout Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland and Ellsworth. Located at Camden National Bank, Camden Financial Consultants offers full-service brokerage and insurance services.

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

(Logo: http://photos.prnewswire.com/prnh/20110505/NE96304LOGO-b )

CONTACT: Susan Westfall, SVP Clerk, +1-207-230-2096, swestfall@camdennational.com